Exhibit 10.1
$72,457,510.00
Effective as of November 1, 2005
Secured Promissory Note
FOR VALUE RECEIVED, the undersigned, YSI XX LP, a Delaware limited partnership, whose address is 6745 Engle Road, Cleveland, Ohio 44130 (the “Borrower”), promises to pay Seventy-Two Million Four Hundred Fifty-Seven Thousand Five Hundred Ten Dollars and No Cents ($72,457,510.00), together with interest according to the terms of this secured promissory note (this “Note”), to the order of TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY, a New York corporation (together with any future holder, the “Lender”), whose address is c/o AEGON USA Realty Advisors, Inc., 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499-5443. Capitalized terms used but not defined in this Note shall have the meanings assigned to them in the Deed of Trust, as defined in Section 12 below.
1.	CONTRACT INTEREST RATE

The principal balance of this Note shall bear interest at the rate of the lesser of (i) Five and Ninety-Seven One Hundredths percent (5.97%) per annum (the “Note Rate”) and (ii) the Maximum Lawful Rate (as defined in Section 24.1 below). Interest shall be calculated in arrears based on a 360-day year having twelve thirty-day months.

2.	SCHEDULED PAYMENTS
2.1	Prepayment of Interest for the Month of Funding

Unless the funding of the loan evidenced by this Note (together with all additional charges, advances and accruals, the “Loan”) occurs on the first day of a calendar month, the Borrower shall prepay, on the date of the funding, interest due from the date of the funding through and including the last day of the calendar month in which the funding occurs.

2.2	Monthly Payments

On the first day of December, 2005 and on the first day of each subsequent calendar month through October 1, 2015, the Borrower shall pay an installment in the amount of FOUR HUNDRED SIXTY-FIVE THOUSAND FIVE HUNDRED SIXTEEN AND 90/100 DOLLARS ($465,516.90). Monthly installments of principal and interest shall be made when due, regardless of the prior acceptance by the Lender of unscheduled payments.

2.3	Final Payment

The Loan shall mature on the first day of November, 2015 (the “Maturity Date”), when the Borrower shall pay its entire principal balance, together with all accrued interest and any other amounts owed by the Borrower under this Note or under any of the other documents entered into now or in the future in connection with the Loan (the “Loan Documents”).
Secured Promissory Note
U-Store-It Self Storage Warehouse Portfolio
AEGON Loan No. 89255

3.	BALLOON PAYMENT ACKNOWLEDGMENT

The Borrower acknowledges that the scheduled monthly payments referred to in Section 2 will not amortize fully the principal sum of this Note over its term, resulting in a “balloon” payment at maturity. Any future agreement to extend this Note or refinance the Indebtedness it evidences may be made only by means of a writing executed by a duly authorized officer of the Lender.

4.	APPLICATION OF MONTHLY PRINCIPAL AND INTEREST PAYMENTS

When the Lender receives a monthly principal and interest payment, the Lender shall apply it first to interest in arrears for the previous month and then to the amortization of the principal amount of this Note, unless other amounts are then due under this Note or the other Loan Documents. If other amounts are due when a regular monthly payment is received, the Lender shall apply the payment first to accrued interest and then, at its discretion, either to those other amounts or to principal.

5.	DEFAULT INTEREST

If a Default exists (as defined in Section 9 below) the outstanding principal balance of this Note shall, at the option of the Lender, bear interest at a rate (the “Default Rate”) equal to the lesser of (i) sixteen percent (16%) per annum and (ii) the Maximum Lawful Rate. If interest has accrued at the Default Rate during any period, the difference between such accrued interest and interest which would have accrued at the Note Rate during such period shall be payable on demand. If a court of competent jurisdiction determines that any interest charged has exceeded the maximum rate allowed by law, the excess of the amount collected over the legal rate of interest will be applied to the Indebtedness as a principal prepayment without premium, retroactively, as of the date of receipt, or returned to the Borrower if the Indebtedness has been fully paid.

6.	LATE CHARGE

If the Lender does not receive any scheduled monthly principal and interest payment on or before the tenth (10th) day of the calendar month in which it is due, the Lender will send the Borrower written Notice that a late charge equal to five percent (5%) of the late payment has accrued. The Borrower shall pay any such late charge on or before the tenth day of the calendar month following the month during which the late payment was scheduled to have been received.

7.	PREPAYMENT

This Note is closed to prepayment prior to and during the first twenty-four (24) full calendar months of its term (the “Lock Period”). Thereafter, the principal balance of this Note may be prepaid upon not less than sixty (60) days’ prior written Notice to the Lender. At the time of any prepayment, the Borrower shall pay all accrued interest on the principal balance of this Note and all other sums due to the Lender under the Loan Documents. In addition, unless the prepayment is a “Permitted Par Prepayment” (as defined in Section 8 below), the Borrower shall remit together with any prepayment a
Secured Promissory Note
U-Store-It Self Storage Warehouse Portfolio
AEGON Loan No. 89255

premium (the “Prepayment Premium Amount”) equal to the greater of (A) one percent (1%) of the prepayment and (B) the amount (the “Yield Protection Amount”) calculated in accordance with the next succeeding paragraph of this Note.

The Yield Protection Amount shall be calculated as follows:

First, the Lender shall determine the annual percentage yield on U.S. Treasury securities maturing at the end of the term of the Loan (the “Annual Treasury Instrument Yield”). The Annual Treasury Instrument Yield shall be determined as of ten (10) Business Days (as defined in the Deed of Trust) before the effective date of the prepayment. The Lender shall base its determination of the Annual Treasury Instrument Yield on the yield on U.S. Treasury instruments, as published in The Wall Street Journal (or, if The Wall Street Journal is not then being published or if no such reports are then being published in The Wall Street Journal, as reported in another public source of information nationally recognized for accuracy in the reporting of the trading of governmental securities). If no such instruments mature on the exact maturity date of this Note, the Lender shall interpolate the Annual Treasury Instrument Yield on a straight-line basis using the yield on the instrument whose maturity date most closely precedes that of this Note, and the yield on the instrument whose maturity date most closely succeeds that of this Note.

Second, the Lender shall determine the monthly payment (the “Monthly Reinvestment Payment”), based on a 360-day year and 30-day months, which would be payable on a hypothetical interest-only promissory note having a principal balance equal to the prepaid amount and bearing interest at the rate (the “Reinvestment Rate”) which, when compounded monthly, would produce a yield equal to the Annual Treasury Instrument Yield.

Third, the Lender shall determine the hypothetical monthly interest-only payment (based on a 360-day year and 30-day months) which would be payable on a promissory note having a principal balance equal to the prepaid amount and bearing interest at the Note Rate (the “Monthly Coupon Rate Payment”).

Fourth, the Lender shall determine the present value of a series of monthly payments, each equal in amount to the amount by which the Monthly Coupon Rate Payment exceeds the Monthly Reinvestment Payment, received on the first day of each calendar month from and including the first day of the first full calendar month immediately following the effective date of prepayment to and including the Maturity Date, using the Reinvestment Rate as the discount rate.

Voluntary partial prepayments shall be permitted only in minimum amounts of Five Hundred Thousand Dollars ($500,000).

8.	PERMITTED PAR PREPAYMENTS

The Lender shall not charge a prepayment premium on certain prepayments (the “Permitted Par Prepayments”). Permitted Par Prepayments include:
(a)	any prepayment in full of the Loan made no more than one hundred fifty (150) days before the Maturity Date; and

(b)	any prepayment made as the result of the Lender’s election to apply insurance or condemnation proceeds to the principal balance of these Notes or to achieve any required loan to value ratio that is a prerequisite to the Borrower’s rights to obtain and to use such proceeds.
Secured Promissory Note
U-Store-It Self Storage Warehouse Portfolio
AEGON Loan No. 89255

9.	DEFAULT

A default on this Note (“Default”) shall exist if (a) the Lender fails to receive any required installment of principal and interest on or before the tenth (10th) day of the calendar month in which it is due, (b) the Borrower fails to pay the matured balance of this Note on the Maturity Date or (c) a “Default” exists as defined in any other Loan Document. If a Default exists and the Lender engages counsel to collect any amount due under this Note or if the Lender is required to protect or enforce this Note in any probate, bankruptcy or other proceeding, then any expenses incurred by the Lender in respect of the engagement, including the reasonable fees and reimbursable expenses of counsel and including such costs and fees which relate to issues that are particular to any given proceeding, shall constitute indebtedness evidenced by this Note, shall be payable on demand, and shall bear interest at the Default Rate. Such fees and expenses include those incurred in connection with any action against the Borrower for a deficiency judgment after a foreclosure or trustee’s sale of the Real Property under the Deed of Trust (defined below), including all of the Lender’s reasonable attorneys’ fees, property appraisal costs and witness fees.

10.	ACCELERATION

If a Default exists, the Lender may, at its option, declare the unpaid principal balance of this Note to be immediately due and payable, together with all accrued interest on the Indebtedness, all costs of collection (including reasonable attorneys’ fees and expenses) and all other charges due and payable by the Borrower under this Note or any other Loan Document. If the subject Default has arisen from a failure by the Borrower to make a regular monthly payment of principal and interest, the Lender shall not accelerate the Indebtedness unless the Lender shall have given the Borrower at least three (3) Business Days’ advance Notice of its intent to do so.

If the subject Default is a Curable Nonmonetary Default, the Lender shall exercise its option to accelerate only by delivering Notice of acceleration to the Borrower. The Lender shall not deliver any such Notice of acceleration until (a) the Borrower has been given any required Notice of the prospective Default and (b) any applicable cure period has expired.

Except as expressly described in this Section, no Notice of acceleration shall be required in order for the Lender to exercise its option to accelerate the Indebtedness in the event of Default.

11.	PREPAYMENT FOLLOWING ACCELERATION

Any Default resulting in the acceleration of the Indebtedness evidenced by this Note shall be presumed to be an attempt to avoid the provisions of Section 7 of this Note, which prohibit prepayment or condition the Lender’s obligation to accept prepayment on the payment of a prepayment premium. Accordingly, if the Indebtedness is accelerated, any amounts tendered to repay the accelerated Indebtedness, or realized by the Lender through its remedies following acceleration, shall be subject to either (a) if the prepayment is tendered or realized during the Lock Period, a premium equal to the greater of (x) ten percent (10%) of the amount so tendered or realized and (y) the prepayment premium that would have been applicable under Section 7 (calculated from the date of acceleration through the Maturity Date), or (b) if the prepayment is tendered
Secured Promissory Note
U-Store-It Self Storage Warehouse Portfolio
AEGON Loan No. 89255

or realized thereafter, the prepayment premium that would have been applicable under Section 7 in respect of a voluntary prepayment (calculated from the date of acceleration through the Maturity Date).

12.	SECURITY

This Note is secured in part by thirty-seven (37) Mortgages or Deeds of Trust, Security Agreement and Fixture Filing (separately and collectively referred to as the “Deed of Trust”) granted by the Borrower for the benefit of the Lender, conveying certain real property (separately and collectively referred to as the “Property,” “Real Property” or “Parcels”) located in the States of Arizona, California, Colorado, New Mexico, Texas and Utah, and granting a security interest in certain fixtures and personal property, and by thirty-seven (37) separate Absolute Assignment of Leases and Rents made by the Borrower to the Lender, assigning the landlord’s interest in all present and future leases (the “Leases”) of all or any portion of the Property encumbered by the Deed of Trust. Reference is made to the Loan Documents for a description of the security and rights of the Lender. This reference shall not affect the absolute and unconditional obligation of the Borrower to repay the Loan in accordance with its terms.

13.	RECOURSE TO BORROWER

The Lender agrees that it shall not seek to enforce any monetary judgment with respect to the Indebtedness evidenced by this Note against the Borrower except through recourse to the Property (as defined in the Deed of Trust), unless the obligation from which the judgment arises is one of the “Carveout Obligations” defined in Section 14.

14.	CARVEOUT OBLIGATIONS

The “Carveout Obligations” are (a) the obligation to repay any portion of the Indebtedness evidenced by this Note that arises because the Lender has advanced funds or incurred expenses in respect of any of the “Carveouts” (as defined below), (b) the obligation to repay the entire Indebtedness evidenced by this Note, if the Lender’s exculpation of the Borrower from personal liability under this Section has become void as set forth below, (c) the obligation to indemnify the Lender in respect of its actual damages suffered in connection with any of the Carveouts, and (d) the obligation to defend and hold the Lender harmless from and against any claims, judgments, causes of action or proceedings arising from any of the Carveouts. The “Carveouts” are:
(a) fraud or intentional misrepresentation;
(b) gross negligence or willful misconduct;
(c) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in any other Loan Document concerning environmental laws, hazardous substances and asbestos and any indemnification obligations with respect thereto;
(d) the removal or disposal of any portion of the Property after an event of default;
Secured Promissory Note
U-Store-It Self Storage Warehouse Portfolio
AEGON Loan No. 89255

(e) the misapplication or conversion (but only to the extent of such misapplication or conversion) of (i) any Insurance Proceeds, (ii) any Condemnation Proceeds, or (iii) any Rents following a Default;
(f) failure to pay taxes, charges for labor or materials or other charges that can create liens on any portion of the properties;
(g) any security deposits, advance deposits or any other deposits which are not delivered to Lender upon a foreclosure or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of a Default that gave rise to such foreclosure or action in lieu thereof;
(h) failure to maintain status as a special purpose entity (as required under Section 6.5 herein);
(i) failure to permit on-site inspection of the Property;
(j) failure to provide financial information (as required under Section 6.22 herein); and
(k) failure to appoint a new property manager upon the request of the Lender after a Default.
The Lender’s exculpation of the Borrower from personal liability for the repayment of the Indebtedness evidenced by this Note shall be void without Notice with respect to any of the following: (i) failure to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Property in violation of this Deed of Trust; (ii) failure to obtain Lender’s prior written consent to any assignment, transfer, or conveyance of the Property in violation of this Deed of Trust; or (iii) if the Property or any part thereof shall become an asset in a bankruptcy or insolvency proceeding as a result of any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, filed by or collusively arranged by Borrower or any affiliates of Borrower.
15.	SEVERABILITY

If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, or operates, or would if enforced operate to invalidate this Note, then that provision shall be deemed null and void. Nevertheless, its nullity shall not affect the remaining provisions of this Note, which shall in no way be affected, prejudiced or disturbed.

16.	WAIVER

Except to the extent that such rights are expressly provided in this Note, the Borrower waives demand, presentment for payment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, dishonor and of nonpayment and any and all lack of diligence or delays in collection or enforcement of this Note. Without affecting the liability of the Borrower under this Note, the Lender may release any of the Property, grant any indulgence, forbearance or extension of time for payment, or release any other
Secured Promissory Note
U-Store-It Self Storage Warehouse Portfolio
AEGON Loan No. 89255

person now or in the future liable for the payment or performance of any obligation under this Note or any of the Loan Documents.

The Borrower further (a) waives any homestead or similar exemption; (b) waives any statute of limitation; (c) agrees that the Lender may, without impairing any future right to insist on strict and timely compliance with the terms of this Note, grant any number of extensions of time for the scheduled payments of any amounts due, and may make any other accommodation with respect to the Indebtedness evidenced by this Note; (d) waives any right to require a marshaling of assets; and (e) to the extent not prohibited by applicable law, waives the benefit of any law or rule of law intended for its advantage or protection as a debtor or providing for its release or discharge from liability under this Note, excepting only the defense of full and complete payment of all amounts due under this Note and the Loan Documents.

17.	VARIATION IN PRONOUNS

All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause herein may require, the same as if such word had been fully and properly written in the correct number and gender.

18.	WAIVER OF JURY TRIAL

THE BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR (B) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, AND THE BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

19.	OFFSET RIGHTS

In addition to all liens upon and rights of setoff against the money, securities, or other property of the Borrower given to the Lender by law, the Lender shall have a lien upon and a right of setoff against all money, securities, and other property of the Borrower, now or hereafter in possession of or on deposit with the Lender, whether held in a general or special account or deposit, or safe-keeping or otherwise, and, following a Default, every such lien and right of setoff may be exercised without demand upon, or notice to the Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by the Lender.
Secured Promissory Note
U-Store-It Self Storage Warehouse Portfolio
AEGON Loan No. 89255

20.	COMMERCIAL LOAN

The Borrower hereby represents and warrants to the Lender that the Loan was made for commercial or business purposes, and that the funds evidenced by this Note will be used solely in connection with such purposes.

21.	REPLACEMENT OR BIFURCATION OF NOTE

If this Note is lost or destroyed, the Borrower shall, at the Lender’s request, execute and return to the Lender a replacement promissory note identical to this Note, provided the Lender delivers to the Borrower an affidavit to the foregoing effect. Upon delivery of the executed replacement Note, the Lender shall indemnify the Borrower from and against its actual damages suffered as a result of the existence of two Notes evidencing the same obligation. No replacement of this Note under this Section shall result in a novation of the Borrower’s obligations under this Note. In addition, the Lender may at its sole and absolute discretion require that the Borrower execute and deliver two separate promissory notes, which shall replace this Note as evidence of the Borrower’s obligations. The two replacement notes shall, taken together, evidence the exact obligations set forth in this Note. The replacement notes shall be independently transferable. If this Note is so replaced, the Lender shall return this Note to the Borrower marked to evidence its cancellation.

22.	GOVERNING LAW

This Note shall be construed and enforced according to, and governed by, the laws of Texas without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

23.	TIME OF ESSENCE

In the performance of the Borrower’s obligations under this Note, time is of the essence.

24.	AGREEMENT CONCERNING INTEREST
24.1	Definitions

As used in this Note, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable federal law, if it permits a higher rate). “Charges” means all fees, charges, and any other things of value, if any, that are contracted for, charged, received, taken or reserved pursuant to this Note, any of the other Loan Documents, or any other conversation or writing between the Lender and the Borrower in connection with the Loan (whether in connection with the acceleration by the Lender of the maturity of the Indebtedness, in connection with any voluntary prepayment of the Indebtedness, or otherwise, and including fees for the forbearance of any enforcement action or for the extension or modification of the Loan) which are treated as interest under applicable law. The term “Indebtedness” shall mean any and all debt paid or payable by the Borrower
Secured Promissory Note
U-Store-It Self Storage Warehouse Portfolio
AEGON Loan No. 89255

to the Lender pursuant to this Note, the Loan Documents or any other communication or writing by or between the Borrower and the Lender relating to the Loan.

24.2	Savings Clause

The Borrower and the Lender agree that they intend to comply strictly at all times with applicable Texas law governing the maximum rate or amount of interest payable on this Note or the Indebtedness (or applicable federal law, if it preempts Texas law and permits the Lender to contract for, charge, take, reserve or receive a higher rate or amount of interest than would be permitted under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any Charges, then it is the Borrower’s and the Lender’s express intent that all Charges in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio. If the Indebtedness has not been paid in full, all such cancelled amounts shall be applied to the Indebtedness, and this Note and the other Loan Documents shall immediately be deemed reformed to require the payment of interest at the Maximum Lawful Rate. If the Indebtedness has been paid in full, all such cancelled amounts shall be refunded to the Borrower. The Borrower agrees that as a condition precedent to any claim seeking usury penalties against the Lender, the Borrower shall provide written Notice to the Lender, advising the Lender in reasonable detail of the nature and amount of the violation. The Lender shall have sixty (60) days after receipt of the Notice to correct any usury violation by either refunding such excess interest to the Borrower or by crediting such excess interest against the Indebtedness. All sums contracted for, charged or received by the Lender for the use, forbearance or detention of any debt evidenced by this Note or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the term of this Note (including any extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness for so long as any portion of the Indebtedness remains outstanding. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to this Note or to the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

24.3	Ceiling Election

To the extent that the Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Indebtedness, the Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent federal law permits the Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, the Lender will rely on federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, the Lender may, at its option and from time to time, utilize any other method of establishing the
Secured Promissory Note
U-Store-It Self Storage Warehouse Portfolio
AEGON Loan No. 89255

Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving Notice, if required, to the Borrower as provided by applicable law now or hereafter in effect.
25.	NO ORAL AGREEMENTS

THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF THE BORROWER AND THE LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE LOAN AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE BORROWER AND THE LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER. THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE BORROWER AND THE LENDER.
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Secured Promissory Note
U-Store-It Self Storage Warehouse Portfolio
AEGON Loan No. 89255

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed effective as of the date first above written.

YSI XX LP,

By:	YSI XX GP LLC
	Its:	General Partner

	By:	/s/ Steven G. Osgood

Name: Steven G. Osgood
Title: President and Chief Financial Officer
Secured Promissory Note — Signature Page
U-Store-It Self Storage Warehouse Portfolio
AEGON Loan No. 89255